EXHIBIT 21.1
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                              LIST OF SUBSIDIARIES
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     Savoir Technology Group, Ltd., a Canadian company

     Soluciones Mercantiles, S. de R.L. de C.V., a Mexican company

     Savoir Mexico, S. de R.L. de C.V., a Mexican company

     Enlaces Computacionales, S. de R.L. de C.V., a Mexican company

     Instituo de Educacion Avanzada, S. de R.L. de C.V., a Mexican company